QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference to our firm and to our report effective December 31, 2004 in the Form S-4 Registration Statement of Venoco, Inc. and the related prospectus that is a part thereof to be filed the Securities and Exchange Commission on or about April 18, 2005.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ THOMAS J. TELLA II Thomas J. Tella II Senior Vice President

Dallas, Texas
April 11, 2005

QuickLinks

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS